CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 27, 2014, except for Note 15 as to which the date is July 10, 2014, with respect to the consolidated financial statements included in this Current Report of Energy Transfer Equity, L.P. on Form 8-K. We hereby consent to the incorporation by reference of said report in the Registration Statements of Energy Transfer Equity, L.P. on Forms S-3 (File No. 333-192327 and File No. 333-146300) and on Form S-8 (File No. 333-146298).

/s/ GRANT THORNTON LLP

Dallas, Texas
July 10, 2014